Exhibit 99.1

Telestone Technologies Corporation Announces First Quarter 2007 Results

Beijing, May 15, 2007 (Marketwire via Comptex) Telestone Technologies Corp.(NASDAQ-TSTC)

Q1 2007 Financial Highlights

•	Revenue increase 27.02% to $4.79 million
•	Gross profit increase 21.71% to $2.39 million
•	Gross margin 49.93%
•	Diluted earnings $0.05

Telestone Technologies Corporation (NASDAQ:TSTC), a leading provider of wireless communication coverage solutions primarily in China announced financial results for its first quarter ending March 31, 2007. Revenues in Q1 were $4.79 million, up 27.02% from $3.77 million in Q1 of 2006. Service sales increased 254.62% as compared to the corresponding period last year as a result of revenue increase in [network-optimization] and project maintenance in the first quarter of 2007. In addition, the rate of project and technologies services increased in the system integrators. Revenues from China Mobile, China Telecom and China Netcom increased 62.63%, 24.26%, and 19.86% respectively from the previous year. For the three months ended March 31, 2007, our revenues generated from our overseas accounted for 4.30% of total revenues due to the expansion of our overseas businesses and the positive progress in Vietnam and the United States. Gross margin for Q1 for 2007 was 49.93% as compared to 52.11% in Q1 2006.

Net income for Q1 in 2007 was $448K or $0.05 per share, as compared to $717K or $0.08 per share for Q1 of 2006, which represented a decrease of 37.52% as compared to the same period in 2006. The period-to-period decrease in net income was primarily due to increased marketing expenses for our efforts to expand our business range and penetrate into new markets, investments related to business expansion in new markets and the R&D center expansion costs for investing in wireless telecommunications research and development, primarily for TD-SCDMA related technologies and applications. The period-to-period increase in general and administrative expenses was attributable to expenses related to the enhancement in management and control systems and the increased expense of compliance requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We expect the increase in our sales and marketing expenses during the reporting period will benefit our income growth in the coming quarters.

For fiscal year 2007, assuming the company's operation continue its improvement, we believe that Telestone can achieve the target of greater than 30% growth in revenue and net earnings after taxes over the results of fiscal year 2006. This is without the inclusion of revenue generated from the upcoming 3G deployments in China.

Mr. Daqing Han, Chairman & CEO of Telestone stated, “Our first quarter efforts have begun to expand our market share with the help of increased capital expenditures from the major telecommunication operators in China. First Quarter contract wins gives us continued momentum in tracking toward our fiscal goals.”

Q1 Business Highlights-Contract Wins
•	New orders in excess of $10 million (USD)
•	Receives Olympic bid award
•	Receives bid awards from 4 regional telecom operators
•	First order for new 3 generation solution “3D”

Q1 Business Highlights-
•	Closes private placement $5.6million net (USD)
•	Common stock upgraded to NASDAQ Global Market Listing

Telestone Technologies Corporation
Condensed Consolidated Statement of Operations (Unaudited)

		(Unaudited)
		Three months ended March 31,
		2007		2006
	Note	$	US’000	$	US’000
Operating revenues
Net sales of equipment			2,951		3,255
Service income			1,844		520
			4,795		3,775
Operating expenses
Equipment and services			2,401		1,808
Sales and marketing			920		654
General and administrative			620		304
Research and development			172		113
Depreciation and amortization			59		56
Total operating expenses			4,172		2,935

Operating income			623		840
Interest expense			(24)		-
Other income, net			-		5

Income before income taxes			599		845
Income taxes			(151)		(128)

Net income			448		717

Earnings per share:	4
Weighted average number of shares outstanding
Basic			9,225,199		8,583,439
Dilutive effect of warrants			5,313		95,987
Diluted			9,230,512		8,679,426

Net income per share of common stock		$	US	$	US
Basic:
Net income			0.05		0.08
Diluted:
Net income			0.05		0.08

Telestone Technologies Corporation
Condensed Consolidated Balance Sheets (Unaudited)

		(Unaudited) As of March 31, 2007	As of December 31, 2006
	Note	US$’000	US$’000
ASSETS
Current assets
Cash and cash equivalents		7,718	3,380
Accounts receivable	6	30,603	29,777
Due from related parties	12	1,618	1,409
Inventories - Finished goods		4,165	5,048
Prepayment		107	315
Other current assets		554	373

Total current assets		44,765	40,302

Property, plant and equipment, net	7	807	821

Total assets		45,572	41,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities

Short-term bank loan	8	1,279	1,279
Accounts payable - Trade		4,627	6,314
Customer deposits for sales of equipment		153	20
Due to related parties	12	2,001	2,001
Taxes payable		5,882	2,571
Accrued expenses and other liabilities		1,407	4,668

Total current liabilities		15,349	16,853

Commitments and contingencies	13

Stockholders’ equity
Preferred stock, US$0.001 par value, 10,000,000 shares authorized, no shares issued		-	-
Common stock and paid-in capital, US$0.001 par value: Authorized - 100,000,000 shares as of March 31, 2007 and December 31, 2006		-	-
Issued and outstanding - 9,604,550 shares as of March 31, 2007 and 8,935,106 shares as of December 31, 2006	11	10	9
Dedicated reserves		2,619	2,619
Additional paid-in capital		13,968	8,475
Other comprehensive income		1,026	1,015
Retained earnings		12,600	12,152

Total stockholders’ equity		30,223	24,270

Total liabilities and stockholders’ equity		45,572	41,123

Telestone Technologies Corporation
Condensed Consolidated Statement of Cash Flows (Unaudited)

	(Unaudited)
	Three months ended March 31,
	2007		2006
	US$’000	$	US’000
Cash flows from operating activities
Net income	448		717
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	59		56
Provision for doubtful accounts	339		103
Exchange difference	11		-

Changes in assets and liabilities:
Accounts receivable	(1,165)		(2,850)
Inventories, net	883		(29)
Due from related parties	(209)		(95)
Prepayment	208		(423)
Other current assets	(181)		(33)
Accounts payable	(1,687)		399
Due to related parties	-		(10)
Customer deposits for sales of equipment	133		3
Taxes payable	3,311		857
Accrued expenses and other liabilities	(3,261)		(235)

Net cash used in operating activities	(1,111)		(1,540)

Cash flows from investing activities
Purchase of property, plant and equipment	(74)		(6)
Proceeds from disposal of property, plant and equipment	30		-

Net cash used in investing activities	(44)		(6)

Cash flows from financing activities
Proceeds from issuance of shares (net of expenses)	5,493		75

Net cash provided by financing	5,493		75

Net increase (decrease) in cash and cash equivalents	4,338		(1,471)

Cash and cash equivalents, beginning of the period	3,380		3,605

Cash and cash equivalents, end of the period	7,718		2,134

About Telestone Technologies Corporation
Telestone provides wireless communications coverage solutions primarily in the People’s Republic of China. These solutions include products such as repeaters, antennas and radio accessories. In addition, the Company provides services that include project design, project management, installation, maintenance and other after-sales services. Telestone Technologies currently has approximately 556 employees. Additional information on the Company can be found at www.telestonecorp.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

Contact:
For additional information please contact:
Telestone Technologies Corporation
East West Network Group
Mark Miller
770-436-7429
mmeastwest@hotmail.com